EXHIBIT 10.10

                                    Agreement

THIS AGREEMENT, including all Exhibits attached hereto or referenced herein (hereinafter referred to as "this Agreement"), is made and entered into this 20 day of August, 2002, by and between Science Applications International Corporation, ("SAIC") a Delaware., corporation with offices located at 8301 Greensboro Drive, McLean, VA 22102, and BS12000, ("BSI") a Colorado corporation with offices located at 126000 West Colfax Avenue, Suite B410, Lakewood, Colorado 80215. SAIC and BSI are sometimes referred to collectively herein as the "Parties" and individually as a "Party."

WHEREAS, the INS has issued Solicitation No. COW-2-Q-0032 (the "Solicitation") for Border Crossing Card Readers (BCC Readers)

WHEREAS, the ability of BSI2000 to competitively respond to the Solicitation and to obtain contracts resulting therefrom will necessitate the use of SAIC as an unpriced subcontractor;

WHEREAS, because of each Party's unique capabilities, the Parties have determined that they would benefit from a team arrangement in order to develop the optimal approach to responding to the Solicitation;

WHEREAS, the Parties wish to establish a team arrangement in the form of a prime contractor/ subcontractor relationship pursuant to which BSI will act as the prime contractor (hereinafter referred to as "the Prime") on behalf of the team, and SAIC will act as a subcontractor within the team (hereinafter referred to as "the Subcontractor");

WHEREAS, SAIC has no defined work on this effort and SAIC shall have no liabilities associated with the performance of this effort.

NOW, THEREFORE, in consideration of the foregoing, and in reliance on the mutual promises and obligations contained herein, the Parties hereby agree as follows:

1. It is understood that in the proposal submitted for the Solicitation, the Prime will, to the extent it deems necessary and appropriate, identify the Subcontractor as a team member.

2. BS12000 shall bear all costs, expenses, risks and liabilities incurred by it arising out of or relating to its obligations, efforts or performance under this Agreement and the resultant contract.

3. The Prime shall have the sole right to decide the form and content of all documents submitted to the Government. The Prime will make reasonable efforts to insure that the Subcontractor's data is accurately and adequately portrayed, and identified as the Subcontractor's portion. The Prime will afford the Subcontractor the opportunity to review, upon request prior to proposal submission, that portion of the proposal that includes the effort to be performed by the Subcontractor.

4. If a prime contract resulting from the Solicitation is awarded to the Prime, the Prime shall pay the Subcontractor $10,000 within 30 days of award for the use of the SAIC name as an unpriced subcontractor.

5. It is understood that the Subcontractor will have no liability for the performance of the resultant contract.

6. In the event the Prime is afforded the opportunity to make presentations, whether orally or in writing, to potential customers concerning the Solicitation, the content of such presentations may, at the Prime's discretion, be made known to the Subcontractor, subject to any prohibitions or restrictions that may be imposed by the Government upon such disclosure. The Subcontractor agrees to support such presentations, as may be requested by the Prime for an additional fee to be determined.

7. Nothing contained in this Agreement shall, by express grant, implication, estoppel or otherwise, create in either Party any right, title, interest, or license in or to the inventions, patents, computer software or software documentation of the other Party.

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                                    Agreement

8. This Agreement shall remain in effect until the first of the following shall occur:

      a. An official Government announcement that the Solicitation has been canceled.

      b. Upon the award of a prime contract for the Solicitation to a contractor or contractors other than the Prime.

      c. Award of a prime contract to the Prime and issuance of payment of $10,000 to the Subcontractor.

9. This Agreement is not intended by the Parties to constitute or create a joint venture, limited liability company, pooling arrangement, partnership, or other formal business organization of any kind, other than a contractor team arrangement as set forth in FAR Part 9.6, and the rights and obligations of the Parties shall be only those expressly set forth herein. Neither Party shall have authority to bind the other except to the extent expressly authorized herein. Nothing in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both Parties. It is also understood that no division of markets is attempted by this Agreement.

10. This Agreement shall not be amended, modified or extended, nor shall any waiver of any right hereunder be effective, unless set forth in a document executed by duly authorized representatives of both Parties, specifically referencing the provision of this Agreement to be amended, modified, extended or waived. The failure of either Party to insist upon performance of any provision of this Agreement, or to exercise any right, remedy or option provided herein, shall not be construed or deemed as a waiver of the right to assert any of the same at any time thereafter.

11. If any term, condition or provision of this Agreement is held or finally determined to be void, invalid, illegal, or unenforceable in any respect, in whole or in part, such term, condition or provision shall be severed from this Agreement, and the remaining terms, conditions and provisions contained herein shall continue in force and effect, and shall in no way be affected, prejudiced or disturbed thereby.

12. To the extent the obligations of the Parties hereunder involve access to information classified by the U.S. Government as "Confidential" or higher, the provisions of all applicable federal laws, statutes and regulations shall apply to this Agreement. The provisions of all applicable security and export control laws, statutes and regulations shall also apply hereto.

13. This Agreement shall be governed by and construed, enforced and interpreted under the laws of the Commonwealth of Virginia, without regard to its laws relating to conflict or choice of laws. Any dispute, claim, action or suit arising out of or relating to this Agreement may only be brought exclusively in a court of competent jurisdiction in the Commonwealth of Virginia.

IN WITNESS WHEREOF, the Parties represent and warrant that this Agreement is executed by duly authorized representatives of each Party as set forth below on the date first stated above.

SCIENCE APPLICATIONS                        BSI2000
INTERNATIONAL CORPORATION

By:                                         By:    /s/  Jack Harper
   --------------------------                  ---------------------------------

Name:                                       Name:  Jack Harper

Title:                                      Title: President

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